Exhibit 99.1

NEWS RELEASE January 25, 2023

Contacts: Dan Schlanger, CFO
Ben Lowe, SVP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

CROWN CASTLE REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS, MAINTAINS OUTLOOK FOR FULL YEAR 2023
January 25, 2023 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") today reported results for the fourth quarter and full year ended December 31, 2022, and maintained its full year 2023 outlook, as reflected in the table below.

	Full Year 2023		Full Year 2022
(dollars in millions, except per share amounts)	Current Outlook Midpoint(a)	Midpoint Growth Rate Compared to Full Year 2022 Actual	Actual	Actual Growth Rate Compared to Full Year 2021 Actual

Site rental revenues	$6,511	4%	$6,289	10%
Income (loss) from continuing operations	$1,636	(2)%	$1,675	45%	(c)
Income (loss) from continuing operations per share—diluted	$3.76	(3)%	$3.86	45%	(c)
Adjusted EBITDA(b)	$4,472	3%	$4,340	14%
AFFO(b)	$3,319	4%	$3,200	6%
AFFO per share(b)	$7.63	3%	$7.38	6%
(a)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(c)Does not reflect the impact related to the ATO Settlement (as defined in the Form 8-K filed with the Securities and Exchange Commission on April 26, 2021 ("April 2021 8-K")), which is attributable to discontinued operations as discussed in the April 2021 8-K.
“We generated significant growth in 2022, highlighted by nearly 6.5% organic revenue growth in our Towers segment and more than 9% dividend per share growth,” stated Jay Brown, Crown Castle’s Chief Executive Officer. “Our ability to deliver strong bottom-line growth in 2022 while navigating a challenging environment with increasing interest rates reflects solid operational performance by our team and the deliberate actions we have taken over the years to reduce the risk profile of our strategy. We have led the U.S. tower industry in growth during the initial phase of 5G development over the last two years, and I believe our comprehensive infrastructure offering of towers, small cells and fiber positions us to continue to drive substantial growth in the future. I am excited about the continued momentum we see across our business, which is driving another year of expected strong growth in 2023, including 5% organic revenue growth in our Towers segment and a doubling of small cell deployments to 10,000 nodes with more than half of those nodes to be collocated on existing fiber."
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 2
RESULTS FOR THE YEAR
The table below sets forth select financial results for the year ended December 31, 2022 and December 31, 2021.

	Actual					Previous 2022 Outlook Midpoint(b)	Actual Compared to Previous Outlook Midpoint
(dollars in millions, except per share amounts)	2022	2021		Change	Change %
Site rental revenues	$6,289	$5,719		$570	10%	$6,265	$24
Income (loss) from continuing operations	$1,675	$1,158	(c)	$517	45%	$1,694	$(19)
Income (loss) from continuing operations per share—diluted	$3.86	$2.67	(c)	$1.19	45%	$3.90	$(0.04)
Adjusted EBITDA(a)	$4,340	$3,816		$524	14%	$4,352	$(12)
AFFO(a)	$3,200	$3,013		$187	6%	$3,201	$(1)
AFFO per share(a)	$7.38	$6.95		$0.43	6%	$7.36	$0.02
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(b)As issued October 19, 2022.
(c)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
HIGHLIGHTS FROM THE YEAR
•Site rental revenues. Site rental revenues grew 10%, or $570 million, from full year 2021 to full year 2022, inclusive of approximately $258 million in Organic Contribution to Site Rental Billings and a $299 million increase in straight-lined revenues. The $258 million in Organic Contribution to Site Rental Billings represents 5.1% growth, comprised of 8.4% growth from core leasing activity and escalators, net of 3.3% from non-renewals.
•Income from continuing operations. Income from continuing operations for full year 2022 was $1.7 billion compared to $1.2 billion for full year 2021.
•Adjusted EBITDA. Full year 2022 Adjusted EBITDA was $4.3 billion compared to $3.8 billion for full year 2021, representing 14% growth, primarily as a result of the growth in site rental revenues and higher services contribution.
•AFFO and AFFO per share. Full year 2022 AFFO was $3.2 billion, or $7.38 per share, representing growth from the full year 2021 of 6%.
•Capital expenditures. Capital expenditures during the year were $1.3 billion, comprised of $95 million of sustaining capital expenditures and $1.2 billion of discretionary capital expenditures. Discretionary capital expenditures during the year primarily included approximately $1.0 billion attributable to Fiber and approximately $174 million attributable to Towers.
•Common stock dividend. During the year, Crown Castle paid common stock dividends of approximately $2.6 billion in the aggregate, or $5.98 per common share, an increase of more than 9% on a per share basis compared to full year 2021.
•Financing activity. In January 2023, Crown Castle issued $1.0 billion in aggregate principal amount of senior unsecured notes with a five-year maturity and a coupon of 5.000%. Net proceeds from the senior notes offering were used to repay a portion of the indebtedness under the existing revolving credit facility and pay related fees and expenses.

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 3
“We believe the positive operating trends across our business will continue as we navigate higher interest rates and the previously disclosed rationalization of a portion of Sprint's legacy network that will impact our growth in the near-term," stated Dan Schlanger, Crown Castle’s Chief Financial Officer. "Looking beyond these near-term headwinds, we are excited to leverage our comprehensive portfolio of infrastructure offerings to generate long-term growth in line with our target of 7% to 8% annual growth in dividends per share. We have continued to focus on strengthening our balance sheet and liquidity position to pursue investment opportunities that are consistent with our strategy and support our ability to deliver attractive risk-adjusted returns through a combination of dividends and growth. Following our successful bond offering earlier this month, we have an investment grade balance sheet with more than 85% fixed rate debt, a weighted average maturity across our debt of over eight years, limited debt maturities through 2024 and approximately $5.5 billion in available liquidity under our revolving credit facility. We believe the combination of our balance sheet strength and attractive underlying business characteristics provides a solid foundation to support cash flow growth through various economic cycles."
OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current full year 2023 Outlook, which remains unchanged from the previous full year 2023 Outlook.

(in millions, except per share amounts)	Full Year 2023
Site rental billings(a)	$5,631	to	$5,671
Amortization of prepaid rent	$570	to	$580
Straight-lined revenues	$264	to	$284
Site rental revenues	$6,488	to	$6,533
Site rental costs of operations(b)	$1,643	to	$1,688
Services and other gross margin	$210	to	$240
Income (loss) from continuing operations	$1,596	to	$1,676
Income (loss) from continuing operations per share—diluted(c)	$3.67	to	$3.85
Adjusted EBITDA(d)	$4,449	to	$4,494
Depreciation, amortization and accretion	$1,712	to	$1,807
Interest expense and amortization of deferred financing costs(e)	$814	to	$859
FFO(d)	$3,350	to	$3,395
AFFO(d)	$3,296	to	$3,341
AFFO per share(c)(d)	$7.58	to	$7.68
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definition of site rental billings.
(b)Exclusive of depreciation, amortization and accretion.
(c)The assumption for diluted weighted-average common shares outstanding for full year 2023 Outlook is based on the diluted common shares outstanding as of December 31, 2022.
(d)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to income (loss) from continuing operations, as computed in accordance with GAAP.
(e)See reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 4
•The chart below reconciles the expected growth in site rental revenues from 2022 to 2023 of $215 million to $260 million, inclusive of expected Organic Contribution to Site Rental Billings during 2023 of $340 million to $380 million, or approximately 7%. The expected consolidated growth includes approximately 5% from towers, approximately 25% from small cells, and approximately 5% from fiber solutions. Adjusted for the expected impact from the previously reported small cell and fiber solutions lease cancellations related to the consolidation of the T-Mobile US, Inc. and Sprint network ("Sprint Cancellations"), our projected consolidated growth of approximately 4% includes approximately 5% from towers, approximately 8% from small cells and flat fiber solutions revenue.
•The chart below reconciles the components of expected growth in AFFO from 2022 to 2023 of $100 million to $145 million.
Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 5
CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, January 26, 2023, at 10:30 a.m. Eastern time to discuss its full year 2022 results. A listen only live audio webcast of the conference call, along with supplemental materials for the call, can be accessed on the Crown Castle website at https://investor.crowncastle.com. Participants may join the conference call by dialing 833-630-1956 (Toll Free) or 412-317-1837 (International) at least 30 minutes prior to the start time. All dial-in participants should ask to join the Crown Castle call.
A replay of the webcast will be available on the Investor page of Crown Castle's website until end of day, Thursday, January 25, 2024.
ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 85,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 6
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings and Net Debt, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other real estate investment trusts ("REITs").
In addition to the non-GAAP financial measures used herein, we also provide segment site rental gross margin, segment services and other gross margin and segment operating profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to income (loss) from continuing operations computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 7
•Organic Contribution to Site Rental Billings is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as adjusted for impact of Sprint Cancellations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact for Sprint Cancellations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as adjusted for impact of Sprint Cancellations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings as the sum of the change in site rental revenues related to core leasing activity, escalators and payments for Sprint Cancellations (for periods beginning in 2023), less non-renewals of tenant contracts and non-renewals associated with Sprint Cancellations (for periods beginning in 2023). Additionally, Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations reflects Organic Contribution to Site Rental Billings less payments for Sprint Cancellations, plus non-renewals associated with Sprint Cancellations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net; less cash, cash equivalents and restricted cash.
Segment Measures
Segment site rental gross margin. We define segment site rental gross margin as segment site rental revenues less segment site rental costs of operations, excluding stock-based compensation expense and amortization of prepaid lease purchase price adjustments recorded in consolidated site rental costs of operations.
Segment services and other gross margin. We define segment services and other gross margin as segment services and other revenues less segment services and other costs of operations, excluding stock-based compensation expense recorded in consolidated services and other costs of operations.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 8
Segment operating profit. We define segment operating profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP and (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions across our entire portfolio and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP and (2) payments for Sprint Cancellations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 9
Reconciliations of Non-GAAP Financial Measures, Segment Measures and Other Calculations to Comparable GAAP Financial Measures:
Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Twelve Months Ended
(in millions)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Income (loss) from continuing operations	$413	$353	$1,675	$1,158	(a)
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	8	12	34	21
Acquisition and integration costs	1	—	2	1
Depreciation, amortization and accretion	431	415	1,707	1,644
Amortization of prepaid lease purchase price adjustments	4	4	16	18
Interest expense and amortization of deferred financing costs(b)	192	164	699	657
(Gains) losses on retirement of long-term obligations	—	—	28	145
Interest income	(2)	—	(3)	(1)
Other (income) expense	5	4	10	21
(Benefit) provision for income taxes	2	1	16	21
Stock-based compensation expense	36	31	156	131
Adjusted EBITDA(c)(d)	$1,090	$984	$4,340	$3,816
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2023
(in millions)	Outlook(f)
Income (loss) from continuing operations	$1,596	to	$1,676
Adjustments to increase (decrease) income (loss) from continuing operations:
Asset write-down charges	$26	to	$36
Acquisition and integration costs	$0	to	$8
Depreciation, amortization and accretion	$1,712	to	$1,807
Amortization of prepaid lease purchase price adjustments	$15	to	$17
Interest expense and amortization of deferred financing costs(e)	$814	to	$859
(Gains) losses on retirement of long-term obligations	$0	to	$0
Interest income	$(4)	to	$(3)
Other (income) expense	$2	to	$7
(Benefit) provision for income taxes	$16	to	$24
Stock-based compensation expense	$165	to	$169
Adjusted EBITDA(c)(d)	$4,449	to	$4,494
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)See reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 10
Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Twelve Months Ended
(in millions, except per share amounts)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Income (loss) from continuing operations	$413	$353	$1,675	$1,158	(a)
Real estate related depreciation, amortization and accretion	417	402	1,653	1,593
Asset write-down charges	8	12	34	21
FFO(b)(c)	$838	$767	$3,362	$2,772
Weighted-average common shares outstanding—diluted	434	434	434	434
FFO per share(b)(c)	$1.93	$1.77	$7.75	$6.39

FFO (from above)	$838	$767	$3,362	$2,772
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(85)	(38)	(410)	(111)
Straight-lined expenses	18	18	73	76
Stock-based compensation expense	36	31	156	131
Non-cash portion of tax provision	2	(1)	6	1
Non-real estate related depreciation, amortization and accretion	14	13	54	51
Amortization of non-cash interest expense	3	4	14	13
Other (income) expense	5	4	10	21
(Gains) losses on retirement of long-term obligations	—	—	28	145
Acquisition and integration costs	1	—	2	1
Sustaining capital expenditures	(30)	(30)	(95)	(87)
AFFO(b)(c)	$802	$768	$3,200	$3,013
Weighted-average common shares outstanding—diluted	434	434	434	434
AFFO per share(b)(c)	$1.85	$1.77	$7.38	$6.95
(a)Does not reflect the impact related to the ATO Settlement (as defined in the April 2021 8-K), which is attributable to discontinued operations in the first quarter of 2021 as discussed in the April 2021 8-K.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 11
Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2023
(in millions, except per share amounts)	Outlook(a)
Income (loss) from continuing operations	$1,596	to	$1,676
Real estate related depreciation, amortization and accretion	$1,666	to	$1,746
Asset write-down charges	$26	to	$36
FFO(b)(c)	$3,350	to	$3,395
Weighted-average common shares outstanding—diluted(d)	435
FFO per share(b)(c)(d)	$7.70	to	$7.80

FFO (from above)	$3,350	to	$3,395
Adjustments to increase (decrease) FFO:
Straight-lined revenues	$(284)	to	$(264)
Straight-lined expenses	$61	to	$81
Stock-based compensation expense	$165	to	$169
Non-cash portion of tax provision	$0	to	$8
Non-real estate related depreciation, amortization and accretion	$47	to	$62
Amortization of non-cash interest expense	$7	to	$17
Other (income) expense	$2	to	$7
(Gains) losses on retirement of long-term obligations	$0	to	$0
Acquisition and integration costs	$0	to	$8
Sustaining capital expenditures	$(103)	to	$(83)
AFFO(b)(c)	$3,296	to	$3,341
Weighted-average common shares outstanding—diluted(d)	435
AFFO per share(b)(c)(d)	$7.58	to	$7.68
(a)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)The assumption for diluted weighted-average common shares outstanding for full year 2023 Outlook is based on the diluted common shares outstanding as of December 31, 2022.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 12
Components of Changes in Site Rental Revenues for the Quarters Ended December 31, 2022 and 2021:

	Three Months Ended December 31,
(dollars in millions)	2022	2021
Components of changes in site rental revenues:
Prior year site rental billings(a)	$1,290	$1,224

Core leasing activity(a)	73	85
Escalators	27	24
Non-renewals(a)	(43)	(43)
Organic Contribution to Site Rental Billings(a)	57	66
Straight-lined revenues	85	38
Amortization of prepaid rent	145	146
Acquisitions(b)	1	—
Other	—	—
Total site rental revenues	$1,578	$1,474

Year-over-year changes in revenues:
Site rental revenues	7.1%	9.0%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings(a)	4.3%	5.4%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals and Organic Contribution to Site Rental Billings.
(b)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 13
Components of Changes in Site Rental Revenues for Full Year 2022 Actual and Current Outlook for Full Year 2023:

(dollars in millions)	Full Year 2022	Current Full Year 2023 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings(b)	$5,048	$5,310

Core leasing activity(b)	$321	$285	to	$315
Escalators	$103	$90	to	$100
Non-renewals(b)	$(166)	$(180)	to	$(160)
Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations(b)(c)	$258	$210	to	$240
Payments for Sprint Cancellations(c)	—	$160	to	$170
Non-renewals associated with Sprint Cancellations(c)	—	$(30)	to	$(30)
Organic Contribution to Site Rental Billings(b)	$258	$340	to	$380
Straight-lined revenues	$410	$264	to	$284
Amortization of prepaid rent	$569	$570	to	$580
Acquisitions(d)	$4	—
Other	—	—
Total site rental revenues	$6,289	$6,488	to	$6,533

Year-over-year changes in revenues:(e)
Site rental revenues	10.0%	3.5%
Changes in revenues as a percentage of prior year site rental billings:
Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations(b)(c)	5.1%	4.2%
Organic Contribution to Site Rental Billings(b)	5.1%	6.8%
(a)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of site rental billings, core leasing activity, non-renewals, Organic Contribution to Site Rental Billings adjusted for impact of Sprint Cancellations and Organic Contribution to Site Rental Billings.
(c)For payments for Sprint Cancellations, the full year 2023 Outlook reflects $70 million and $95 million that relate to fiber solutions and small cells, respectively. For non-renewals associated with Sprint Cancellations, the full year 2023 Outlook reflects $10 million and $20 million that relate to the fiber solutions and small cells, respectively.
(d)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings until the one-year anniversary of such acquisitions.
(e)Calculated based on midpoint of respective full year Outlook, where applicable.

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 14
Components of Capital Expenditures:(a)

	For the Three Months Ended
(in millions)	December 31, 2022				December 31, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$29	$307	$7	$343	$34	$239	$13	$286
Purchases of land interests	16	—	—	16	19	2	—	21
Sustaining capital expenditures	3	6	21	30	8	14	8	30
Total capital expenditures	$48	$313	$28	$389	$61	$255	$21	$337

	For the Twelve Months Ended
(in millions)	December 31, 2022				December 31, 2021
	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary capital expenditures:
Communications infrastructure improvements and other capital projects	$121	$1,017	$24	$1,162	$138	$905	$33	$1,076
Purchases of land interests	53	—	—	53	64	2	—	66
Sustaining capital expenditures	11	41	43	95	19	49	19	87
Total capital expenditures	$185	$1,058	$67	$1,310	$221	$956	$52	$1,229
Components of Interest Expense:

	For the Three Months Ended
(in millions)	December 31, 2022	December 31, 2021
Interest expense on debt obligations	$189	$160
Amortization of deferred financing costs and adjustments on long-term debt	6	6
Capitalized interest	(3)	(2)
Interest expense and amortization of deferred financing costs	$192	$164
Outlook for Components of Interest Expense:

(in millions)	Full Year 2023 Outlook(b)
Interest expense on debt obligations	$804	to	$844
Amortization of deferred financing costs and adjustments on long-term debt	$20	to	$30
Capitalized interest	$(18)	to	$(8)
Interest expense and amortization of deferred financing costs	$814	to	$859
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(b)As issued on January 25, 2023 and unchanged from the previous full year 2023 Outlook issued on October 19, 2022.

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 15
Debt Balances and Maturity Dates as of December 31, 2022:

(in millions)	Face Value	Final Maturity
Cash, cash equivalents and restricted cash	$327

Senior Secured Notes, Series 2009-1, Class A-2(a)	47	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2015-2(b)	700	May 2045
Senior Secured Tower Revenue Notes, Series 2018-2(b)	750	July 2048
Finance leases and other obligations	246	Various
Total secured debt	$1,743
2016 Revolver(c)	1,305	July 2027
2016 Term Loan A	1,192	July 2027
Commercial Paper Notes(d)	1,241	Various
3.150% Senior Notes	750	July 2023
3.200% Senior Notes	750	Sept. 2024
1.350% Senior Notes	500	July 2025
4.450% Senior Notes	900	Feb. 2026
3.700% Senior Notes	750	June 2026
1.050% Senior Notes	1,000	July 2026
2.900% Senior Notes	750	Mar. 2027
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	1,000	Sept. 2027
3.800% Senior Notes	1,000	Feb. 2028
4.300% Senior Notes	600	Feb. 2029
3.100% Senior Notes	550	Nov. 2029
3.300% Senior Notes	750	July 2030
2.250% Senior Notes	1,100	Jan. 2031
2.100% Senior Notes	1,000	Apr. 2031
2.500% Senior Notes	750	July 2031
2.900% Senior Notes	1,250	Apr. 2041
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	400	Feb. 2049
4.000% Senior Notes	350	Nov. 2049
4.150% Senior Notes	500	July 2050
3.250% Senior Notes	900	Jan. 2051
Total unsecured debt	$20,138
Net Debt(e)	$21,554
(a)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(b)If the respective series of Tower Revenue Notes are not paid in full on or prior to an applicable anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, 2015-2 and 2018-2 have anticipated repayment dates in 2025 and 2028, respectively. Notes are prepayable at par if voluntarily repaid within eighteen months of maturity; earlier prepayment may require additional consideration.
(c)As of December 31, 2022, the undrawn availability under the $7.0 billion 2016 Revolver was $5.7 billion.
(d)As of December 31, 2022, the Company had $0.8 billion available for issuance under the $2.0 billion unsecured commercial paper program. The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
(e)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and our definition and calculation of, Net Debt.

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 16
Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "see," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," "focus," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our full year 2023 Outlook and plans, projections, and estimates regarding (1) potential benefits, growth, returns, capabilities, opportunities and shareholder value which may be derived from our business (including our Fiber business), strategy, risk profile, assets and customer solutions, investments, acquisitions and dividends, (2) our business, strategy, strategic position, business model and capabilities and the strength thereof, (3) 5G deployment in the United States and the demand for our assets and solutions created by such deployment, (4) our long- and near-term prospects and challenges, and the trends, events and industry activities affecting our business, including the impact on our business therefrom, (5) opportunities we see to deliver value to our shareholders, (6) our dividends (including timing of payment thereof), dividend targets, dividend payout ratio, and our long- and short-term dividend (including on a per share basis) growth rate (including compound annual growth rate), and its driving factors, (7) our debt and debt maturities, (8) cash flows, including growth thereof, and its driving factors (9) the leasing activity, including core leasing activity, we see in our business, and the benefits and opportunities created thereby and the impacts therefrom, (10) tenant non-renewals and cancellations, including the impact and timing thereof, (11) capital expenditures, including sustaining and discretionary capital expenditures, the timing and funding thereof and any benefits that may result therefrom, (12) revenues and growth thereof (including with respect to our Towers business) and benefits derived therefrom, (13) income (loss) from continuing operations (including on a per share basis), (14) Adjusted EBITDA, including components thereof and growth thereof, (15) costs and expenses, including interest expense and its components (including the increase thereof) and amortization of deferred financing costs, (16) FFO (including on a per share basis) and growth thereof, (17) AFFO (including on a per share basis) and its components and growth thereof and corresponding driving factors, (18) Organic Contribution to Site Rental Billings (including as adjusted for impact of Sprint Cancellations) and its components, including growth thereof and contributions therefrom, (19) our weighted-average common shares outstanding (including on a diluted basis) and growth thereof, (20) site rental revenues and its components, including the growth thereof, (21) annual small cell node deployment, including timing, driving factors and the impacts therefrom, (22) prepaid rent, including the additions and the amortization and growth thereof, (23) the growth in data demand in the United States, (24) investment opportunities and the benefits that may be derived therefrom, (25) interest rates, including the increase thereof, and the impacts therefrom, (26) services contribution, (27) the impact of Sprint Cancellations and the rationalization of Sprint's legacy network, (28) site rental costs of operations, (29) segment services and other gross margin, including components thereof, (30) the strength of our balance sheet, (31) our liquidity position and (32) the utility of certain financial measures, including non-GAAP financial measures. All future dividends are subject to declaration by our board of directors.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:
•Our business depends on the demand for our communications infrastructure, driven primarily by demand for data, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in the amount or change in the mix of network investment by our tenants may materially and adversely affect our business (including reducing demand for our communications infrastructure or services).
•A substantial portion of our revenues is derived from a small number of tenants, and the loss, consolidation or financial instability of any of such tenants may materially decrease revenues or reduce demand for our communications infrastructure and services.
•The expansion or development of our business, including through acquisitions, increased product offerings or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.
•Our Fiber segment has expanded rapidly, and the Fiber business model contains certain differences from our Towers business model, resulting in different operational risks. If we do not successfully operate our Fiber business model or identify or manage the related operational risks, such operations may produce results that are lower than anticipated.
•Failure to timely, efficiently and safely execute on our construction projects could adversely affect our business.
•New technologies may reduce demand for our communications infrastructure or negatively impact our revenues.
•If we fail to retain rights to our communications infrastructure, including the rights to land under our towers and the right-of-way and other agreements related to our small cells and fiber, our business may be adversely affected.
•Our services business has historically experienced significant volatility in demand, which reduces the predictability of our results.
•If radio frequency emissions from wireless handsets or equipment on our communications infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 17
•Cybersecurity breaches or other information technology disruptions could adversely affect our operations, business and reputation.
•Our business may be adversely impacted by climate-related events, natural disasters, including wildfires, and other unforeseen events.
•The impact of COVID-19 and related risks could materially affect our financial position, results of operations and cash flows.
•As a result of competition in our industry, we may find it more difficult to negotiate favorable rates on our new or renewing tenant contracts.
•New wireless technologies may not deploy or be adopted by tenants as rapidly or in the manner projected.
•Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.
•We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.
•Sales or issuances of a substantial number of shares of our common stock or securities convertible into shares of our common stock may adversely affect the market price of our common stock.
•Certain provisions of our restated certificate of incorporation, amended and restated by-laws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
•If we fail to comply with laws or regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.
•Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.
•Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the U.S. Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.
•Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.
•REIT related ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
As used in this release, the term "including," and any variation thereof, means "including without limitation."

    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 18

CROWN CASTLE INC. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$156	$292
Restricted cash	166	169
Receivables, net	593	543
Prepaid expenses	102	105
Deferred site rental receivables	127	92
Other current assets	73	53
Total current assets	1,217	1,254
Deferred site rental receivables	1,954	1,588
Property and equipment, net	15,407	15,269
Operating lease right-of-use assets	6,526	6,682
Goodwill	10,085	10,078
Site rental contracts and tenant relationships	3,535	3,982
Other intangible assets, net	61	64
Other assets, net	136	123
Total assets	$38,921	$39,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$236	$246
Accrued interest	183	182
Deferred revenues	736	776
Other accrued liabilities	407	401
Current maturities of debt and other obligations	819	72
Current portion of operating lease liabilities	350	349
Total current liabilities	2,731	2,026
Debt and other long-term obligations	20,910	20,557
Operating lease liabilities	5,881	6,031
Other long-term liabilities	1,950	2,168
Total liabilities	31,472	30,782
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value; 1,200 shares authorized; shares issued and outstanding: December 31, 2022—433 and December 31, 2021—432	4	4
Additional paid-in capital	18,116	18,011
Accumulated other comprehensive income (loss)	(5)	(4)
Dividends/distributions in excess of earnings	(10,666)	(9,753)
Total equity	7,449	8,258
Total liabilities and equity	$38,921	$39,040
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 19

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net revenues:
Site rental	$1,578	$1,474	$6,289	$5,719
Services and other	186	180	697	621
Net revenues	1,764	1,654	6,986	6,340
Operating expenses:
Costs of operations:(a)
Site rental	400	387	1,602	1,554
Services and other	122	138	466	439
Selling, general and administrative	192	180	750	680
Asset write-down charges	8	12	34	21
Acquisition and integration costs	1	—	2	1
Depreciation, amortization and accretion	431	415	1,707	1,644
Total operating expenses	1,154	1,132	4,561	4,339
Operating income (loss)	610	522	2,425	2,001
Interest expense and amortization of deferred financing costs	(192)	(164)	(699)	(657)
Gains (losses) on retirement of long-term obligations	—	—	(28)	(145)
Interest income	2	—	3	1
Other income (expense)	(5)	(4)	(10)	(21)
Income (loss) before income taxes	415	354	1,691	1,179
Benefit (provision) for income taxes	(2)	(1)	(16)	(21)
Income (loss) from continuing operations	413	353	1,675	1,158
Discontinued operations:
Net gain (loss) from disposal of discontinued operations, net of tax	—	—	—	(62)
Income (loss) from discontinued operations, net of tax	—	—	—	(62)
Net income (loss)	$413	$353	$1,675	$1,096

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.95	$0.82	$3.87	$2.68
Income (loss) from discontinued operations, basic	—	—	—	(0.14)
Net income (loss), basic	$0.95	$0.82	$3.87	$2.54
Income (loss) from continuing operations, diluted	$0.95	$0.81	$3.86	$2.67
Income (loss) from discontinued operations, diluted	—	—	—	(0.14)
Net income (loss), diluted	$0.95	$0.81	$3.86	$2.53

Weighted-average common shares outstanding:
Basic	433	432	433	432
Diluted	434	434	434	434
(a)Exclusive of depreciation, amortization and accretion shown separately.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 20

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Income (loss) from continuing operations	$1,675	$1,158
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,707	1,644
(Gains) losses on retirement of long-term obligations	28	145
Amortization of deferred financing costs and other non-cash interest, net	17	13
Stock-based compensation expense	156	129
Asset write-down charges	34	21
Deferred income tax (benefit) provision	3	4
Other non-cash adjustments, net	5	21
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(286)	(120)
Decrease (increase) in assets	(461)	(226)
Net cash provided by (used for) operating activities	2,878	2,789
Cash flows from investing activities:
Capital expenditures	(1,310)	(1,229)
Payments for acquisitions, net of cash acquired	(35)	(111)
Other investing activities, net	(7)	8
Net cash provided by (used for) investing activities	(1,352)	(1,332)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	748	3,985
Principal payments on debt and other long-term obligations	(74)	(1,076)
Purchases and redemptions of long-term debt	(1,274)	(2,089)
Borrowings under revolving credit facility	3,495	1,245
Payments under revolving credit facility	(2,855)	(870)
Net borrowings (repayments) under commercial paper program	976	(20)
Payments for financing costs	(14)	(42)
Purchases of common stock	(65)	(70)
Dividends/distributions paid on common stock	(2,602)	(2,373)
Net cash provided by (used for) financing activities	(1,665)	(1,310)
Net increase (decrease) in cash, cash equivalents, and restricted cash - continuing operations	(139)	147
Discontinued operations:
Net cash provided by (used for) operating activities	—	(62)
Net increase (decrease) in cash, cash equivalents and restricted cash - discontinued operations	—	(62)
Effect of exchange rate changes on cash	—	—
Cash, cash equivalents, and restricted cash at beginning of period	466	381
Cash, cash equivalents, and restricted cash at end of period	$327	$466
Supplemental disclosure of cash flow information:
Interest paid	684	661
Income taxes paid	10	20
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 21

CROWN CASTLE INC. SEGMENT OPERATING RESULTS (UNAUDITED) (In millions of dollars)

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$1,086	$492		$1,578	$985	$489		$1,474
Segment services and other revenues	183	3		186	174	6		180
Segment revenues	1,269	495		1,764	1,159	495		1,654
Segment site rental costs of operations	230	161		391	231	148		379
Segment services and other costs of operations	117	2		119	130	6		136
Segment costs of operations(a)(b)	347	163		510	361	154		515
Segment site rental gross margin(c)	856	331		1,187	754	341		1,095
Segment services and other gross margin(c)	66	1		67	44	—		44
Segment selling, general and administrative expenses(b)	30	50		80	29	41		70
Segment operating profit(c)	892	282		1,174	769	300		1,069
Other selling, general and administrative expenses(b)			$84	84			$85	85
Stock-based compensation expense			36	36			31	31
Depreciation, amortization and accretion			431	431			415	415
Interest expense and amortization of deferred financing costs			192	192			164	164
Other (income) expenses to reconcile to income (loss) before income taxes(d)			16	16			20	20
Income (loss) before income taxes				$415				$354
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $8 million and $6 million for the three months ended December 31, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $4 million for each of the three months ended December 31, 2022 and 2021. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense of $28 million and $25 million for the three months ended December 31, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.
    The pathway to possible.
     CrownCastle.com

News Release continued:	Page 22

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2022				Twelve Months Ended December 31, 2021
	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$4,322	$1,967		$6,289	$3,804	$1,915		$5,719
Segment services and other revenues	685	12		697	601	20		621
Segment revenues	5,007	1,979		6,986	4,405	1,935		6,340
Segment site rental costs of operations	918	650		1,568	889	633		1,522
Segment services and other costs of operations	447	9		456	414	17		431
Segment costs of operations(a)(b)	1,365	659		2,024	1,303	650		1,953
Segment site rental gross margin(c)	3,404	1,317		4,721	2,915	1,282		4,197
Segment services and other gross margin(c)	238	3		241	187	3		190
Segment selling, general and administrative expenses(b)	115	190		305	107	174		281
Segment operating profit(c)	3,527	1,130		4,657	2,995	1,111		4,106
Other selling, general and administrative expenses(b)			$317	317			$290	290
Stock-based compensation expense			156	156			131	131
Depreciation, amortization and accretion			1,707	1,707			1,644	1,644
Interest expense and amortization of deferred financing costs			699	699			657	657
Other (income) expenses to reconcile to income (loss) before income taxes(d)			87	87			205	205
Income (loss) before income taxes				$1,691				$1,179
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment costs of operations exclude (1) stock-based compensation expense of $28 million and $22 million for the twelve months ended December 31, 2022 and 2021, respectively, and (2) prepaid lease purchase price adjustments of $16 million and $18 million for the twelve months ended December 31, 2022 and 2021, respectively. Segment selling, general and administrative expenses and other selling, general and administrative expenses exclude stock-based compensation expense of $128 million and $109 million for the twelve months ended December 31, 2022 and 2021, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.
    The pathway to possible.
     CrownCastle.com